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                                                             EXHIBIT NUMBER 21.1

                                  SUBSIDIARIES


Stanford Wireless Broadband, Inc., a Delaware corporation

Stanford Telecommunications International, Inc., a U.S. Virgin Islands corporation (foreign sales corporation)